EXHIBIT 10.10

OMNIBUS AMENDMENT

This Omnibus Amendment (“Agreement”), dated as of August 31, 2007, by and between JMAR Technologies, Inc., a Delaware corporation (the “Company”), and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), amends each of the agreements and instruments listed on Exhibit A to this Agreement (the “Instruments”).

PREAMBLE

WHEREAS, Laurus is the holder of the following securities of the Company (collectively, the “Securities”):

(i)	Series G Convertible Preferred Stock with an aggregate stated value of $1,456,020 (as amended, modified or supplemented from time to time “Series G Preferred”);

(ii)	Series I Convertible Preferred Stock with an aggregate stated value of $6,393,980 (as amended, modified or supplemented from time to time the (Series I Preferred”)

(iii)
Series J Convertible Preferred Stock with an aggregate stated value of $3,500,000 (as amended, modified or supplemented from time to time “Series J Preferred;” the Series G Preferred and Series I Preferred and Series J Preferred are collectively referred to herein as the “Preferred”);

(iv)	Secured Term Note with a maturity date of April 12, 2008 made by the Company in favor of Laurus in the original principal amount of $750,000 (the “Term Note”); and

(v)	Secured Revolving Note with a maturity date of March 27, 2008 made by the Company in favor of Laurus in the original principal amount of $3,000,000 (the “Revolving Note”).

NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendments.

1.1           Effective upon the date hereof, (a) the reference to “thirty six (36) months from the date of issuance thereof” contained in Section 8 of the Series G Preferred is hereby changed to “on August 31, 2009” and Section 10 shall be deleted in its entirety; (b) the reference to “thirty six (36) months from the date of issuance thereof” contained in Section 8 of the Series I Preferred is hereby changed to “on August 31, 2009” and Section 10 shall be deleted in its entirety; (c) the reference to “second anniversary of the date of issuance thereof” contained in Section 8 of the Series J Preferred is hereby changed to “on August 31, 2009”;  (d) the reference to “April 12, 2008” contained in the definition of “Maturity Date” in the Term Note is hereby changed to August 31, 2009; and (e) the reference to “March 27, 2008” contained in the definition of “Maturity Date” in the Revolving Note is hereby changed to August 31, 2009”.

2.           Miscellaneous.

2.1           Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Instruments, and all of the other forms, terms and provisions of the Securities remain in full force and effect.

2.2           From and after the Amendment Effective Date, all references in the Securities shall be deemed to be references to the Instruments, as the case may be, as modified hereby.

2.3           This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:		PURCHASER:

JMAR TECHNOLOGIES, INC.		Laurus Master Fund, Ltd.

By:	/s/ C. NEIL BEER	By:	/s/ EUGENE GRIN
Name:	Dr. Neil Beer	Name:	Eugene Grin
Title:	Chief Executive Officer	Title:	Director

EXHIBIT A
(List of Preferred Stock and Notes)

Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of Series G Convertible Preferred Stock, $0.01 Par Value Per Share.

Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of Series I Cumulative Convertible Preferred Stock, $0.01 Par Value Per Share

Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of Series J Cumulative Convertible Preferred Stock, $0.01 Par Value Per Share

Secured Term Note with a maturity date of April 12, 2008  made by the Company in favor of Laurus in the original principal amount of $750,000 (the “Term Note”);

Secured Non-Convertible Revolving Note with a maturity date of March 27, 2008 made by the Company in favor of Laurus in the original principal amount of $3,000,000 (the “Revolving Note”)

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